UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2009

MAP FINANCIAL GROUP, INC.
Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-153726	26-2936813
(Commission File Number)	(IRS Employer Identification No.)

80 Broad Street, Suite 2700
New York, New York 10004
(Address of Principal Executive Offices, Zip Code)

(212) 629-1955
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Service Agreements with Navigant Consulting Services Ltd.

On May 13, 2009, Fast Cash International Ltd., (the “Company), a corporation organized and existing under the laws of the British Virgin Islands and a wholly-owned operating subsidiary of the Map Financial Group, Inc., a Nevada corporation (the “Registrant”), entered into a Service Agreement (the “Agreement”) with Navigant Consulting Services, Ltd., a corporation organized and existing under the laws of the Commonwealth of Dominica (“NCS”). Pursuant to the Agreement, NCS will manage and operate the business of the Company through the services of Michel D. Williams. Mr. William will also provide other duties, which may be assigned from time to time by the board of directors of the Company.

The Agreement is for an initial period of three years commencing on date of the Agreement. However, the term of Agreement shall automatically renew for successive one-year periods unless either party gives notice to the other at least 45 days prior to the end of the then-current term.

In consideration for the services to be provided by NCS, the Company agrees to pay NCS a base annual fee of EC$96,000 (US$35,335) per annum, which is subject to increase based on the determination of the board of directors of the Company.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Service Agreements with NBL Technologies Inc.

On May 13, 2009, the operating subsidiaries of the Registrant terminated their Service Agreements with NBL Technologies, Inc. (“NBL”), a Belize corporation that is owned and controlled by Robert Tonge, our Chief Operating Officer and a shareholder of the Registrant. Between May 2006 and October 2007 each of the operating subsidiaries of the Registrant executed a services agreement with NBL Technologies Inc., pursuant to these five agreements,  NBL was responsible for personnel management, sales goals and authority, facilities and equipment management, and financial performance of the operating subsidiaries. In consideration for such services, NBL received payments of $4,417.61 per annum, for an aggregate of $22,088.05 per annum.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 14, 2009, Map Financial Group, Inc. (the “Registrant”) changed its principal independent accountants. On such date, Frumkin, Lukin & Zaidman CPAs PC was terminated from serving as the Registrant’s independent registered public accounting firm and the Registrant retained Rosen Seymour Shapss Martin & Company LLP as its principal independent accountants. The decision to change accountants was approved by the Registrant’s Board of Directors.

The Termination of Frumkin, Lukin & Zaidman CPAs PC.

Frumkin, Lukin & Zaidman CPAs PC was the independent registered public accounting firm for the Registrant’s from our inception on June 27, 2008 until May 14, 2009. None of Frumkin, Lukin & Zaidman CPAs PC reports on the Registrant’s financial statements from June 27, 2008 until May 14, 2009, (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frumkin, Lukin & Zaidman CPAs PC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Frumkin, Lukin & Zaidman CPAs PC served as the Registrant’s principal independent accountants.

However, the report of Frumkin, Lukin & Zaidman CPAs PC, dated March 30, 2009, on our consolidated financial statements as of and for the year ended December 31, 2008 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered recurring losses and negative working capital, had experienced negative cash flows from operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

The Registrant has provided Frumkin, Lukin & Zaidman CPAs PC with a copy of this disclosure and has requested that Frumkin, Lukin & Zaidman CPAs PC furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Frumkin, Lukin & Zaidman CPAs PC addressed to the Securities and Exchange Commission dated May 14, 2009 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Engagement of Rosen Seymour Shapss Martin & Company LLP

Prior to May 14, 2009, the date that Rosen Seymour Shapss Martin & Company LLP was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult Rosen Seymour Shapss Martin & Company LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by Rosen Seymour Shapss Martin & Company LLP that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult Rosen Seymour Shapss Martin & Company LLP regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-X and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-X

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.26	Services Agreement, dated as of May 13, 2009, by and between FastCash International Ltd and Navigant Consulting Ltd.
10.27	Termination of Services Agreement, dated as of May 13, 2009 with NBL Technologies Inc.
16.1	Letter, dated May 14, 2009, from Frumkin, Lukin & Zaidman CPAs PC to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAP FINANCIAL GROUP, INC.

By:	/s/ Jonathan Chesky Malamud
Name:	Jonathan Chesky Malamud
Title:	President and Chief Executive Officer

Date:  May 14, 2009